UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2014

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                          Entry into a Material Definitive Agreement.

On February 24, 2014, we entered into a new lease with BP Hancock LLC, as landlord, for the 9th and 10th floors (a total of 57,602 square feet) of the same office building at 200 Clarendon Street, Boston, Massachusetts in which our Boston offices are currently located. The lease’s base term will expire ten years from the date that we begin paying fixed rent under the lease and, subject to certain conditions, will be extendible by us for two five-year periods. The annual fixed rent for this office space (which does not include customary operating costs and expenses) will be $42 per square foot, or $2,419,284, for the first year of the lease’s base term and will increase at the rate of $1.00 per square foot during the remainder of the lease’s base term. The lease gives us a right of first refusal to rent certain additional office space in the office building if it becomes available. The performance of our obligations under the lease is secured by a $1 million letter of credit.

Concurrently with our entering into this new lease, we also entered into an amendment of our existing lease with BP Hancock LLC, as landlord, for the office space we currently rent on the 26th, 31st and 32nd floors of the office building described above, which currently expires on March 31, 2015. Except with respect to 25,099 square feet of office space covered by this lease, the amendment either extends the term of this lease to, or if prior to March 31, 2015 terminates this lease on, the day prior to the date that we begin paying fixed rent under the new lease described above. If the term of our existing lease is extended, the amendment provides that the base rent payable under this lease during the extension period will be $2,419,284 per year.

We currently expect that the term of the new lease will commence, and the relocation of our Boston offices to the 9th and 10th floors of the office building at 200 Clarendon Street, Boston, Massachusetts will occur, sometime in the second quarter of 2015.

Copies of the new lease and the amendment to our existing lease are attached as Exhibit 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2014, the compensation committee of our board of directors granted our president and chief executive officer, Paul Maleh, a special one-time bonus of 21,748 restricted shares of our common stock, which will vest in four equal annual installments beginning on the first anniversary of the date of grant, in recognition of his exceptional performance during our 2013 fiscal year.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1	Lease dated February 24, 2014 by and between CRA International, Inc. and BP Hancock LLC

10.2	Twentieth Amendment to Lease dated as of February 24, 2014 by and between CRA International, Inc. and BP Hancock LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: February 27, 2014	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer

Exhibit Index

Number	Title

10.1	Lease dated February 24, 2014 by and between CRA International, Inc. and BP Hancock LLC

10.2	Twentieth Amendment to Lease dated as of February 24, 2014 by and between CRA International, Inc. and BP Hancock LLC